As filed with the Securities and Exchange Commission on April 29, 2010
Registration No. 333-20403

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post Effective Amendment No. 1

To

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TITANIUM METALS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	13-5630895
(State of Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5430 LBJ Freeway, Suite 1700 Dallas, Texas	75240-2697
(Address of Principal Executive Offices)	(Zip Code)

Titanium Metals Corporation 1996 Long-Term Performance Incentive Plan
(Full Title of the Plan)

Clarence B. Brown, III
Associate General Counsel and Secretary
Titanium Metals Corporation
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697
(Name and Address of Agent for Service)

(972) 233-1700
(Telephone Number, Including Area Code, of Agent for Service)

DEREGISTRATION

There are no outstanding stock options or other rights issued under the Titanium Metals Corporation 1996 Long-Term Performance Incentive Plan (the “Plan”) and the Plan has terminated according to its terms.  Accordingly, the registrant hereby deregisters any and all shares of the registrant’s common stock, par value $0.01 per share, registered pursuant to this registration statement that will never be issued or sold under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 29th day of April, 2010.

TITANIUM METALS CORPORATION

By:	/s/ Bobby D. O’Brien
Bobby D. O’Brien
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Harold C. Simmons
Harold C. Simmons	Chairman of the Board	April 29, 2010

/s/ Steven L. Watson
Steven L. Watson	Vice Chairman of the Board	April 29, 2010

/s/ Keith R. Googan
Keith R. Coogan	Director	April 29, 2010

/s/ Glenn R. Simmons
Glenn R. Simmons	Director	April 29, 2010

/s/ Thomas P. Stafford
Thomas P. Stafford	Director	April 29, 2010

/s/ Terry N. Worrell
Terry N. Worrell	Director	April 29, 2010

/s/ Paul J. Zucconi
Paul J. Zucconi	Director	April 29, 2010

/s/ James W. Brown
James W. Brown	Vice President and Chief Financial Officer	April 29, 2010
(Principal Financial Officer)

/s/ Scott E. Sullivan
Scott E. Sullivan	Vice President and Controller	April 29, 2010
(Principal Accounting Officer)